    As filed with the Securities and Exchange Commission on December 18, 2000
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                                BRUNSWICK BANCORP
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                  NEW JERSEY                                               22-2610694
(STATE OR JURISDICTION OF INCORPORATION OR ORGANIZATION)      (I.R.S. EMPLOYER IDENTIFICATION NO.)

         NEW BRUNSWICK, NEW JERSEY                                            08901
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                                    (ZIP CODE)

                    BRUNSWICK BANCORP 2000 STOCK OPTION PLAN
                  BRUNSWICK BANCORP RESTRICTED STOCK AWARD PLAN
                            (FULL TITLE OF THE PLANS)

                                CARMEN J. GUMINA
                PRESIDENT AND CHAIRMAN OF THE BOARD OF DIRECTORS
                              439 LIVINGSTON AVENUE
                             NEW BRUNSWICK, NJ 08903
                     (NAME AND ADDRESS OF AGENT FOR SERVICE)

                                 (732) 247-5800
          (TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                         CALCULATION OF REGISTRATION FEE

Title of securities         Amount to be        Proposed maximum                   Proposed maximum               Amount of
to be registered (1)        registered (2)      Offering price per share  (3)      aggregate offering price       Registration fee
-----------------           ----------          ------------------------           ------------------------       ----------------
Common Stock,                  350,000                        $11.50                        $4,025,000               $1,063
no par value

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also relates to such indeterminate number of additional shares of Common Stock of the Registrant as may be issuable as a result of stock splits, stock dividends or similar transactions, as described in the Plan.

(2) Includes 250,000 shares issuable upon the exercise of stock options granted pursuant to the 2000 Stock Option Plan and 100,000 shares issuable pursuant to the Restricted Stock Award Plan.

(3) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and based on the average high and low sales price of the Common Stock reported on the NASDAQ on December 11, 2000.


                             Exhibit Index at Page 8

PART I

         INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The document(s) containing the information concerning the Registrant's 2000 Stock Option Plan and Restricted Stock Award Plan required by Item 1 of
Part 1 of Form S-8 and the statement of availability of Registration Information, Plan Information and other information required by Item 2 of Part 1 of Form S-8 will be sent or given to participants as specified by Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"). In accordance with Rule 428 and the requirements of Part 1 of Form S-8, such documents are not being filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. The Registrant shall maintain a file of such documents in accordance with the provisions of Rule 428. Upon request, the registrant shall furnish to the Commission or its staff a copy or copies of all of the documents included in such file.

PART II

         INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents are hereby incorporated by reference in this Registration Statement:

(a) the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1999;
(b) All other reports filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act since the end of Fiscal 1998; and
(c) the description of the Registrant's Common Stock, no par value per share, contained in the Registrant's Registration Statement on Form S-14 as filed with the Securities and Exchange Commission on June 20, 1985 to register the Common Stock under the Securities Act of 1933.

         In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the respective dates of filing of such documents.

         Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or is deemed to be incorporated by reference herein modified or superseded shall not be demand, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES

         Not Applicable




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ITEM 5.  INTEREST OF NAMED EXPERTS OF COUNSEL

         Not Applicable

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The objective of the following indemnification provision is to assure that indemnification can be invoked by the Registrant for its directors, officers, employees and agents and former officers, directors, employees and agents who incur expenses in providing their honesty and integrity, provided they meet minimum qualifications touching upon the concept of wrongdoing.

         In accordance with the New Jersey Business Corporation Act (being Title 14A of the New Jersey Statutes), Article VI of the Registrant's Certificate eof Incorporation provides as follows:

         The Corporation shall indemnify its officers, directors, employees, and agents and former officers, directors, employees and agents, and any other persons serving at the request of the Corporation as an officer, director, employee or agent of another corporation, association, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys' fees, judgments, fines, and amounts paid in settlement) incurred in connection with any pending or threatened action, suit, or proceeding, whether civil, criminal, administrative or investigative, with respect to which such officer, director, employee, agent or other person is a party, or is threatened to be made a party, to the extent permitted by the New Jersey Business Corporation Act. The indemnification provided herein shall not be deemed exclusive of any other right to which any person seeking indemnification may be entitled under any by-law, agreement, or vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity, and shall inure to the benefit of the heirs, executors, and the administrators of any such person. The Corporation shall have the power to purchase and maintain insurance on behalf of any persons enumerated above against any liability asserted against him and incurred by him in any such capacity, arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article.

         Section 14A:3-5 of the New Jersey Business Corporation Act gives a corporation the power, without a specific authorization in its certificate of incorporation or by-laws, to indemnify a director, officer, employee or agent (a "corporate agent") against expenses and liabilities incurred in connection with certain proceedings involving the corporate agent by reason of his being or having been such a corporate agent, provided that with regard to a proceeding other than one by or in the right of the corporation, the corporate agent must have acted in good faith and in the manner reasonably believed to be, in or not opposed to the best interest of the corporation and, with respect to any criminal proceeding, such corporate agent had not reasonable cause to believe his conduct was unlawful. In such proceeding, termination of a proceeding by judgment, order, settlement, conviction or upon plea of nolo contendere or its equivalent does not of itself create a presumption that any such corporate agent failed to meet the above applicable standards of conduct. The indemnification provided by the Act does not exclude any rights to which a corporate agent may be entitled under a certificate of incorporation, by-law, agreement, vote of shareholders or otherwise. No indemnification, other than that required when a corporate agent is successful on the merits or otherwise in any of the above proceedings shall be allowed if such indemnification would be inconsistent with a provision of the certificate of incorporation, a by-law or a resolution of the board of directors or of the shareholders, an agreement or other proper corporate action in effect at the time of the accrual of the alleged cause of action which prohibits, limits or otherwise conditions the exercise of indemnification powers by the corporation or the rights of indemnification to which a corporate agent may be entitled.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable

ITEM 8.  EXHIBITS

         The following exhibits are filed with this Registration Statement:

       EXHIBIT NUMBER            DESCRIPTION OF EXHIBIT
       --------------            ----------------------

            4(a)       2000 Stock Option Plan
            4(b)       Form of Stock Option Agreement for Employees
            4(c)       Form of Stock Option Agreement for Non-Employee Directors
            4(d)       Restricted Stock Award Plan

             5         Opinion of McCarter & English


           23(a) Consent of McCarter & English (included in the opinion filed as Exhibit 5 hereto)


           23(b)       Consent of Michael R. Ferraro, CPA

             24 Powers of Attorney executed by officers and directors who signed this registration statement.


ITEM 9.  UNDERTAKINGS

     (a) The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                  Statement:

                  (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

         (3) To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's Annual Report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and each filing of the Plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling person of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issues.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New Brunswick, New Jersey on December 18, 2000.


                                  By:  /s/Carmen J. Gumina
                                       ----------------------------------------
                                       Carmen J. Gumina
                                       President and Chairman
                                       Of the Board of Directors
                                       (Principal Executive Officer)

         Pursuant to the requirements of the Securities Exchange Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the date indicated.


          SIGNATURE                         TITLE                    DATE


/s/Bruce Arbeiter                          Director            December 18, 2000
---------------------------
Bruce Arbeiter


/s/Joseph DeMarco                          Director            December 18, 2000
---------------------------
Joseph DeMarco


/s/Dominick Faraci                         Director            December 18, 2000
---------------------------
Dominick Faraci


/s/Carmen J. Gumina               President and Chairman of    December 18, 2000
---------------------------         the Board of Directors
Carmen J. Gumina                    (Principal Executive
                                    Officer)


/s/Michael Kaplan                          Director            December 18, 2000
---------------------------
Michael Kaplan


/s/Richard Malouf                          Director            December 18, 2000
---------------------------
Richard Malouf

/s/Frederick Perrine                       Director            December 18, 2000
---------------------------
Frederick Perrine


/s/Robert Sica                             Director            December 18, 2000
---------------------------
Robert Sica


/s/Thomas A. Fornale              Secretary-Treasurer          December 18, 2000
---------------------------         Controller
Thomas A. Fornale            (Principal Accounting/Financial
                                    Officer)


/s/Robert McDaid                           Director            December 18, 2000
---------------------------
Robert McDaid


/s/Gary Russo                              Director            December 18, 2000
---------------------------
Gary Russo


/s/Phillip W. Barrood                      Director            December 18, 2000
---------------------------
Phillip W. Barrood


/s/James Gassaro                           Director            December 18, 2000
---------------------------
James Gassaro

             EXHIBIT INDEX TO REGISTRATION STATEMENT ON FORM S-8 OF
                                BRUNSWICK BANCORP

     EXHIBIT NO.                            NAME OF DOCUMENT                                                  PAGE
     -----------                            ----------------                                                  ----
         4(a)           2000 Stock Option Plan                                                                  9
         4(b)           Form of Stock Option Agreement for Employees                                            21
         4(c)           Form of Stock Option Agreement for Non-Employee Directors                               28
         4(d)           Restricted Stock Award Plan                                                             34

          5             Opinion of McCarter & English                                                           43

        23(a)           Consent of McCarter & English                                              Included in the opinion
                                                                                                   filed as Exhibit 5 hereto.

        23(b)           Consent of Michael R. Ferraro, CPA                                                      45

          24            Powers of Attorney executed by officers and directors who                               46
                        signed this registration statement.




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